UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report) December 29, 2025

(Date of earliest event reported) December 29, 2025

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 East Fifth Street

Tulsa, OK 74103

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (918) 947-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange
Indicate by check mark whether
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Pursuant to the terms of a Forward Sale Agreement between ONE Gas, Inc. (the “Company”) and Bank of America, N.A., as Forward Purchaser, dated as of September 11, 2023, as amended by an amendment dated as of December 27, 2024, the Company expects to settle and issue 223,000 shares of common stock on or before December 29, 2025.

Pursuant to the terms of a Forward Sale Agreement between the Company and Bank of America, N.A., as Forward Purchaser, dated as of September 15, 2023, as amended by an amendment dated as of December 27, 2024, the Company expects to settle and issue 180,000 shares of common stock on or before December 29, 2025.

Pursuant to the terms of a Forward Sale Agreement between the Company and JPMorgan Chase Bank, National Association, as Forward Purchaser, dated as of May 8, 2025, the Company expects to settle and issue 2,230,700 shares of common stock on or before December 29, 2025.

In the aggregate, the Company will receive net proceeds of approximately $205 million in conjunction with the three forward sale settlements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE Gas, Inc.

	By:	/s/ Christopher P. Sighinolfi
Date: December 29, 2025		Christopher P. Sighinolfi
Senior Vice President and Chief Financial Officer